UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2021

OneSpan Inc.

(Exact name of registrant as specified in charter)

Delaware	000-24389	36-4169320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 West Wacker Drive, Suite 2050

Chicago, Illinois 60601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 766-4001

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	OSPN	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 2.02 Results of Operations and Financial Condition

The information contained in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On August 4, 2021, OneSpan Inc. (OneSpan) issued a press release providing a financial update for the quarter and six months ended June 30, 2021. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The press release contained non-GAAP financial measures within the meaning of the Securities and Exchange Commission’s Regulation G. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.

The press release contained a reference to adjusted EBITDA and provided a reconciliation of net income to adjusted EBITDA. Adjusted EBITDA, which is net income (loss) before interest, taxes, depreciation, amortization, long-term incentive compensation, and certain non-recurring items, including acquisition related costs, lease exit costs, rebranding costs, non-routine shareholder matters, and accruals for legal contingencies is computed by adding back net interest expense, income tax expense, depreciation expense, amortization expense, long-term incentive compensation expense, and certain non-recurring items to net income as reported.

The press release contained a reference to Non-GAAP Net Income and provided a reconciliation of net income to Non-GAAP Net Income. Non-GAAP Net Income is computed by adding back long-term incentive compensation expense, amortization expense, certain non-recurring items and the corresponding tax impact of the adjustments.

The press release also contained a reference to Non-GAAP Diluted Earnings Per Share. Non-GAAP Diluted Earnings Per Share is the same as Non-GAAP Net Income described above on a fully diluted per share basis.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, pursuant to that certain Cooperation Agreement by and among OneSpan Inc. (the “Company” or “OneSpan”), on the one hand, and Legion Partners Asset Management, LLC, a Delaware limited liability company, Legion Partners, L.P. I, a Delaware limited partnership, Legion Partners, L.P. II, a Delaware limited partnership, Legion Partners Offshore I SP I, a Delaware segregated portfolio company of Legion Partners Offshore Opportunities SPC I, a company organized under the laws of the Cayman Islands, Legion Partners, LLC, a Delaware limited liability company, Legion Partners Holdings, LLC, a Delaware limited liability company, Christopher S. Kiper, an individual, and Raymond T. White, an individual, on the other hand, John N. Fox, Jr. will resign from the Company’s Board of Directors (the “Board”) on or prior to September 30, 2021.

On July 29, 2021, Mr. Fox notified the Board that he will resign from the Board effective August 4, 2021. Mr. Fox did not advise the Company of any disagreement with the Company on any matter relating to its operations, policies or practices.

In addition, on August 4, 2021, the Company announced that Scott M. Clements, the Company’s President and Chief Executive Officer and a director, left the Company (including the Board) effective August 2, 2021. Mr. Clements’ departure is not related to any disagreement with the Company on any matter relating to its operations, policies or practices. Mr. Clements’ employment agreement with the Company dated December 1, 2015, as amended effective November 15, 2016 and July 28, 2017, provides that he will receive certain severance payments in connection with a termination without Cause (as defined therein), subject to his execution of a customary release in form and substance reasonably acceptable to the Company. For a description of such compensation, please refer to the Company’s definitive proxy statement for the Company’s 2021 annual meeting of stockholders filed on April 26, 2021.

On August 4, 2021, the Company announced the appointment of Steven R. Worth as Interim President and Chief Executive Officer, effective August 2, 2021. Mr. Worth has served as OneSpan’s General Counsel, Chief Compliance Officer and Corporate Secretary since 2016 and has served as OneSpan’s Interim Chief Financial Officer and Treasurer since June 9, 2021. Following his appointment as Interim President and Chief Executive Officer, he continues to serve in the roles of General Counsel, Chief Compliance Officer and Corporate Secretary and has executive responsibility for information security, legal, compliance and intellectual property matters. Mr. Worth brings more than 25 years of experience across software, technology, consulting and legal industries. Prior to joining OneSpan, he was an Executive Vice President and General Counsel at SilkRoad Inc., a cloud-based provider of human capital management software, from 2011 to 2016. Prior to that, Mr. Worth served as Vice President, General Counsel and Corporate Secretary of Diamond Management and Technology Consultants (formerly NASDAQ: DTPI), an international publicly-traded technology services firm, from 2005 to 2010. Before his corporate roles, Mr. Worth practiced law with a large international firm. He holds an MBA and JD from the University of Wisconsin-Madison, and he has a BS in Industrial and Labor Relations from Cornell University. Mr. Worth is 51 years old. Mr. Worth does not have any family relationships with the Company’s directors or executive officers and is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Worth and any other person pursuant to which he was selected as Interim President and Chief Executive Officer.

At this time, any compensation adjustments in connection with Mr. Worth’s appointment have not been determined. The Company will file an amendment to this Current Report on Form 8-K disclosing any compensation adjustments made in connection with Mr. Worth’s appointment if and when they have been determined.

On August 4, 2021, in connection with Mr. Worth’s appointment as Interim President and Chief Executive Officer, the Company announced the appointment of John W. Bosshart as Interim Chief Financial Officer and Treasurer, effective August 2, 2021.  Mr. Bosshart has served as OneSpan’s Chief Accounting Officer since November 2020 and has over 25 years of accounting, finance and operational experience in high-growth technology companies throughout the company lifecycle, including startups, IPOs and acquisitions and divestitures. Prior to joining OneSpan, from June 2018 to November 2020, he was the Chief Accounting Officer at Innerworkings, Inc. (Nasdaq: INWK), a marketing firm where he helped to streamline and implement important accounting and operational improvements. From March 2015 through June 2018, he was the Controller of Outcome Health (formerly ContextMedia Health), a privately held healthcare technology company. Mr. Bosshart also was Chief Accounting Officer at Orbitz Worldwide Inc. (former NYSE: OWW), through its sale to a private equity fund and its eventual return to the public markets. In addition, Mr. Bosshart previously held accounting and finance roles at Groupon, Inc. (Nasdaq: GRPN), Divine Interventures Inc. (former Nasdaq: DVIN), Platinum Technology International, Inc. (former Nasdaq: PLAT) and Concerto Software. Mr. Bosshart began his career in KPMG’s audit practice. He holds a BA in Accounting from Northern Illinois University and is a certified public accountant (inactive). Mr. Bosshart is 51 years old. Mr. Bosshart does not have any family relationships with the Company’s directors or executive officers and is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Bosshart and any other person pursuant to which he was selected as an officer.

At this time, any compensation adjustments in connection with Mr. Bosshart’s appointment have not been determined. The Company will file an amendment to this Current Report on Form 8-K disclosing any compensation adjustments made in connection with Mr. Bosshart’s appointment if and when they have been determined.

ITEM 9.01 Financial Statements and Exhibits

(d)   Exhibits. The following Exhibits are furnished herewith:

Exhibit Number	Description
99.1	Press release, dated August 4, 2021
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2021	OneSpan Inc.

/s/ Steven R. Worth
Steven R. Worth
Interim President and Chief Executive Officer
(Principal Executive Officer)